

                                  EXHIBIT 11.0
                        COMPUTATION OF PER SHARE EARNINGS



                                                                THREE MONTHS
                                                                    ENDED       NINE MONTHS ENDED
                                                                SEPTEMBER 30,     SEPTEMBER 30,
                                                               ---------------  -----------------
                                                                2000     1999     2000     1999
                                                               -------  ------  -------- --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net (loss)..............................................       $  (42)  $  (74) $  (35)   $  (53)
                                                               ------   ------  ------    ------
Average shares outstanding..............................          285      285     285       285
                                                               ------   ------  ------    ------
Per share amount........................................       $(0.15)  $(0.30) $(0.10)   $(0.17)
                                                               ======   ======  ======    ======

Net (loss)..............................................       $  (42)  $  (74) $  (35)   $  (53)
                                                               ------    -----   -----     -----
Average shares outstanding..............................          285      285     285       285

Net effect of dilutive stock options based on the treasury
  stock method using the average market price or quarter
  end price, whichever is greater.......................           --       --      --        --
                                                               ------   ------  ------    ------
Total shares outstanding................................          285      285     285       285

Per share amount........................................       $(0.15)  $(0.30) $(0.10)   $(0.17)
                                                               ======   ======  ======    ======
